Exhibit 21

           Principal Subsidiaries of Global Payment Technologies, Inc.

                                                                Jurisdiction                  Percentage Ownership
                  Name of Subsidiary                            Incorporation                  by the Registrant
--------------------------------------------------------        -------------                ----------------------
Global Payment Technology Holdings (Proprietary) Limited        South Africa                           5%

International Payment Systems Pty Ltd.                          South Africa                          30%


Global Payment Technologies Australia Pty. Ltd.                   Australia                           50%

Global Payment Technologies (Europe) Limited                    United Kingdom                        70%

CBV China Venture Limited                                         Delaware                            50%
  - Hangzhou CBV Plastics Corp. Ltd.                                China                            100%

Abacus Financial Management Systems Limited                     United Kingdom                        25%

Abacus Financial Management Systems Ltd., USA                    United States                        80%